UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: September 21, 2005

          (Date of earliest event reported: September 19, 2005)

ENBRIDGE ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in charter)

DELAWARE	1-10934	39-1715850
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1100 LOUISIANA
SUITE 3300
HOUSTON, TEXAS		77002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (713) 821-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 19, 2005, Enbridge Energy Partners, L.P. (the “Partnership”) entered into the Fourth Amendment (the “Fourth Amendment”) to the Amended and Restated Credit Agreement dated as of January 24, 2003 (as amended by the First Amendment, dated January 12, 2004, the Second Amendment, dated as of April 26, 2004, the Third Amendment, dated as of April 14, 2005, and the Fourth Amendment, the “Credit Agreement”), by and among the Partnership, the lenders from time to time parties thereto, and Bank of America, N.A., as administrative agent.  Among other things, the Fourth Amendment increases the maximum principal amount of credit available at any one time to the Partnership under the Credit Agreement from $600 million to $800 million.

The foregoing is qualified by reference to Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

(c)     Exhibits.

10.1         Fourth Amendment to the Amended and Restated Credit Agreement dated as of January 24, 2003 (as amended by the First Amendment, dated January 12, 2004, the Second Amendment, dated as of April 26, 2004, and the Third Amendment, dated as of April 14, 2005), by and among the Partnership, the lenders from time to time parties thereto, and Bank of America, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENBRIDGE ENERGY PARTNERS, L.P.

	By:	Enbridge Energy Management, L.L.C.,
as delegate of Enbridge Energy Company, Inc., its General Partner

Dated September 21, 2005	By:	/s/ Jody L. Balko
Jody L. Balko
Controller
(Duly Authorized Officer)

INDEX TO EXHIBITS

Exhibit Number	Description
10.1

Third Amendment to the Amended and Restated Credit Agreement dated as of January 24, 2003 (as amended by the First Amendment, dated January 12, 2004, the Second Amendment, dated as of April 26, 2004, and the Third Amendment, dated as of April 14, 2005), by and among the Partnership, the lenders from time to time parties thereto, and Bank of America, N.A., as administrative agent.